INTERNET COMMERCE CORPORATION

Thomas J. Stallings

Chief Executive Officer

August 6, 2007

AN IMPORTANT REMINDER

Dear Valued Stockholders:

You have previously received proxy materials in connection with the upcoming Special Meeting of Stockholders of Internet Commerce Corporation to be held on August 14, 2007 to consider proposals related to the acquisition of EasyLink Services Corporation.

According to our records, your proxy card for this meeting has not yet been returned.  Regardless of the number of shares you own, it is important that your shares be represented.

You should carefully review all of the proxy materials you previously received for important information prior to casting your vote.

Please sign, date and return the enclosed proxy card in the envelope provided or cast your vote by telephone or on the Internet by using the instructions on the proxy card.

Thank you in advance for taking the time to cast your ballot.

Sincerely yours,

Thomas J. Stallings
Chief Executive Officer

INTERNET COMMERCE CORPORATION

6025 The Corners Parkway, Suite 100

Norcross, Georgia  30092

(678) 533-8000